EXHIBIT 10(dd)

             Amendment to Reseller Master Terms and Conditions:
              Authorized Remanufactured Supplier (ARS) Program
           Between Avaya Inc. and Farmstead Telephone Group, Inc.

                              Table of Contents
                              -----------------

ARTICLE I.     DEFINITIONS                                           2
ARTICLE II.    LICENSE GRANT                                         3
ARTICLE III.   AGREEMENT PERSONAL                                    4
ARTICLE IV.    LICENSES TO OTHERS AND OWNERSHIP                      4
ARTICLE V.     LICENSED TERRITORY                                    5
ARTICLE VI.    QUALITY CONTROL                                       5
ARTICLE VII.   REMEDIES FOR NONCOMPLIANCE WITH
               CONTROL SPECIFICATIONS                                6
ARTICLE VIII.  PROTECTION OF LICENSED SERVICE MARKS AND
               LICENSED TRADE DRESS                                  7
ARTICIE IX.    TERMINATION                                           8
ARTICLE X.     INDEMNITIES                                          10
ARTICLE XI.    ARS FORECAST AND REPORTS                             10
ARTICLE XII.   NOTICES                                              11
ARTICLE XIII.  COMPLIANCE WITH LAW                                  11
ARTICLE XIV.   TERM OF AGREEMENT                                    12
ARTICLE XV.    LIMITATION OF LIABILITY; EXCLUSIVE REMEDIES;
               DISCLAIMER                                           12
ARTICLE XVI.   ENTIRE AGREEMENT                                     12


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                                           Contract No.____________________

                            AMENDMENT TO RESELLER
                         MASTER TERMS AND CONDITIONS

THIS AMENDMENT ("Amendment") is made effective as of October 28, 2003 and is by and between Avaya Inc., a Delaware corporation with an office at 211 Mount Airy Road, Basking Ridge, New Jersey 07920 ("Avaya" or "Licensor"), and Farmstead Telephone Group, Inc., a Delaware corporation, with an office at 22 Prestige Park Circle, East Hartford, Connecticut 06108 ("ARS" or "Licensee"). Capitalized terms used herein shall have the respective meanings assigned to them in Article I hereof.

                                 BACKGROUND
                                 ----------

Licensor and Licensee have previously signed the Avaya Inc. Reseller Master Terms and Conditions, together with certain Product Group Attachment(s) (collectively, the "Reseller Agreement"), which authorized Licensee to resell certain Avaya products in a certain geographic territory.

Licensee and Licensor now wish to amend the Reseller Agreement to authorize (in addition to any authorizations originally granted to Licensee under the Reseller Agreement) Licensee to refurbish and resell used business premises communications products also known as customer premise equipment (CPE) manufactured by Licensor or Licensor's predecessor companies, Lucent Technologies Inc. ("Lucent") or AT&T Corp. or American Telephone and Telegraph Company (collectively, "AT&T") and to minimize customer confusion that might otherwise arise as a result of the continued use of the AT&T name and marks, or the Lucent name or marks, by requiring Licensee to remove such AT&T or Lucent name and marks and to apply a single distinctive Avaya mark (the "Licensed Mark") to such product.

                                  AGREEMENT
                                  ---------

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

The provisions set forth below are hereby added to the Reseller Agreement, and shall apply only to the refurbishing and resale of Classic Avaya Products and any other activities contemplated in this Amendment. In the event of a conflict between the terms of the Reseller Agreement and the terms of this Amendment, this Amendment shall control, but only to the extent Classic Avaya Products or other activities contemplated in this Amendment are involved. All terms and conditions of the Reseller Agreement shall continue to have full force and effect.

ARTICLE I.  DEFINITIONS
            -----------

For the purpose of this Amendment, the following terms shall have the following meanings:

      1.1 Control Specifications means standards of quality (including performance parameters) applicable to the refurbishing, testing, performance, provision, and support of a product under the Licensed Mark or Licensed Trade Dress, as set forth or referenced in the ARS Program Guidelines, and the standards applicable to the marketing, advertising, and promotion of a product under the Licensed Mark or Trade Dress, as set forth or referenced in the ARS Program Guidelines. Licensor has the right to modify the ARS Program Guidelines at any time without consent from Licensee, upon thirty (30) days prior written notice, including by electronic message.

      1.2 Promotional Signature means the Licensor's house mark and related trade dress used to identify and distinguish Licensor from other persons, as identified in the ARS Program Guidelines.

      1.3 Classic Avaya Products means any product described in the ARS Program Guidelines hereto that are being refurbished by Licensee pursuant to this Amendment.

      1.4 Licensed Mark or Licensed Trade Dress means the mark Classic Avaya(TM) as identified in the ARS Program Guidelines.

      1.5 Licensed Territory has the meaning set forth in Article V hereof.

      1.6 Mark means any word, name, symbol or device, or any combination thereof, used or intended to be used by a person to identify and distinguish the products or services of that person from the products or services of others and to indicate the source of such goods or services, even if that source is unknown.


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      1.7   End User  means a third party to whom ARS markets or sells
Classic Avaya Products within the Licensed Territory for use by such third party in the ordinary course of its business and not for resale.

      1.8 Effective Date means the date of this Amendment as stated above.

ARTICLE II.  LICENSE GRANT
             -------------

      2.1 License Grant. Subject to the terms and conditions of this Amendment, Licensor grants Licensee a personal, non-transferable, non-sublicensable, non-exclusive license to use the Licensed Mark in connection with the refurbishing, marketing, promotion, distribution and sale of Classic Avaya Products commencing on the Effective Date of this Amendment, for the term of this Amendment as set forth in Section 14.1.

      2.2 Extension of Grant. If Licensee is interested in licensing the Licensed Mark beyond the initial license period set forth above, Licensee shall notify Licensor no later than three (3) months prior to the expiration of such period. Upon such notification, Licensor and Licensee agree to negotiate in good faith whether to extend the license granted in this Amendment and, if so, the terms and conditions of such an extension, including a commercially reasonable royalty for the use of the Licensed Mark. Notwithstanding the foregoing, neither Licensor nor Licensee shall have any obligation to enter into such extension.

      2.3 Limitations on Grant. The Licensed Mark may not be used by Licensee in connection with any product or service except as expressly set forth in this Amendment.

      2.4 No Use in Licensee's Name. Licensee shall not use the Licensed Mark in Licensee's corporate, partnership, doing business as, or fictitious name at any time.

      2.5 No Other Marks To Be Used. Licensee shall not use any other name, mark, indication of origin or trade dress of Licensor in connection with the refurbishing, remanufacture, marketing, promotion, distribution, sale or lease of any product or service without Licensor's express written consent.

      2.6 Modification of Licensed Mark. If Licensor modifies or replaces the Licensed Mark or Licensed Trade Dress as used in any substantial portion of Licensor's business, and if Licensor requests Licensee to adopt and use the modified or replaced Licensed Mark and Licensed Trade Dress, Licensee shall within sixty (60) days adopt and use such modified or replaced Licensed Mark or Licensed Trade Dress and such modified or replaced Licensed Mark or Licensed Trade Dress shall be considered the Licensed Mark and Licensed Trade Dress as defined in this Amendment; provided, however, that Licensee may exhaust its inventory bearing the original Licensed Mark and Licensed Trade Dress.

      2.7 Payments of Fees. Licensee will pay Licensor a fee of 10% of all net retail sales price of Classic Avaya Products. Payment will be to Licensor and will be received by Licensor by the 15th working day of the month following the sale.

ARTICLE III.  AGREEMENT PERSONAL
              ------------------

      3.1 Personal Nature of Agreement. The parties agree that the rights, obligations and benefits of this Amendment shall be personal to Licensee, and Licensor shall not be required to accept performance from, or render performance to an entity other than Licensee. Pursuant to 11 U.S.C. [SECTION]365 (c) (1) (A) (as it may be amended from time to time, and including any successor to such provision), in the event of the bankruptcy of Licensee, this Amendment may not be assigned or assumed by Licensee, or any successor, and Licensor shall be excused from rendering performance to, or accepting performance from Licensee or any successor.

      3.2 Sublicensing/Assignment. Licensee may not sublicense or assign the rights and obligations of this Amendment without Licensor's express written consent.

ARTICLE IV.  LICENSES TO OTHERS AND OWNERSHIP
             --------------------------------

      4.1 Nonexclusive License. Nothing in this Amendments creates, and Licensee agrees not to assert, that Licensee has an exclusive license in the Licensed Mark.


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      4.2   Retention of Rights.  Except as otherwise expressly provided in this Amendment, Licensor shall retain all rights in and to the Licensed Mark, including without limitation:

            (a)   All rights of ownership in and to the Licensed Mark;

            (b) The right to use (including the right of Licensor's Affiliates to use) the Licensed Mark, either alone or in combination with other marks, in connection with the marketing, offer or provision of any product or service, including any product or service which competes with Classic Avaya Products; and

            (c)   The right to license others to use the Licensed Mark.

ARTICLE V.  LICENSED TERRITORY
            ------------------

      The Licensed Territory for the licenses granted in Article II of this Amendment shall include the contiguous 48 states in the domestic United States of America plus the District of Columbia, Alaska and Hawaii.

ARTICLE VI.  QUALITY CONTROL
             ---------------

      6.1 General. Licensee acknowledges that the Classic Avaya Products covered by this Amendment must be of sufficiently high quality as to provide maximum enhancement to and protection of the Licensed Mark and the good will they symbolize. Licensee further acknowledges that the maintenance of high quality Classic Avaya Products is of the essence of this Amendment and that it will utilize only marketing materials which do not disparage or place in disrepute Licensor, its businesses or its business reputation, or adversely affect or detract from Licensor's good will.

      6.2 Control Specifications. Licensee shall use the Licensed Mark, only in connection with the refurbishing, remanufacture, marketing, distribution, promotion, sale and lease of Classic Avaya Products that meet the Control Specifications. The Control Specifications shall consist of Technical Performance and Customer Satisfaction Specifications attached or referenced in the ARS Program Guidelines hereto or provided to and accepted by Licensor, and the Marketing Specifications referenced in the ARS Program Guidelines. Control Specifications shall be treated as proprietary information and shall be subject to the confidentiality provisions hereof referenced in the ARS Program Guidelines.

      6.3 Customer Care Provisions. The parties recognize that customer complaints, inquiries, requests, orders, returns and similar communications regarding the products or services of one of them may be directed by customers or otherwise transmitted to the other. The parties agree jointly to develop and comply with written policies and procedures for handling such communications, in order to ensure that customer communications are addressed expeditiously regardless of the initial recipient.

      6.4 Changes to Marketing Specifications. The Marketing Specifications referenced in the ARS Program Guidelines hereto may be reasonably amended, modified or supplemented from time to time by Licensor upon giving Licensee thirty (30) days' prior written notice. Following any such amendment, modification or supplement to the Marketing Specifications, Licensee shall comply with such amendments, modifications or supplements.

      6.5 Quality Control Reviews; Right of Inspection. Licensor shall have the right to designate from time to time, one or more Quality Control Representatives, who shall have the right from time to time but at least once per calendar quarter, without notice to Licensee, to conduct during regular business hours, and without disrupting Licensee's normal business operations, an inspection, test, survey and review of Licensee's facilities and otherwise to determine compliance with the applicable Control Specifications. At Licensor's request, Licensee agrees to furnish or make available for inspection to the Quality Control Representatives: (i) samples of any Classic Avaya Product that is marketed or provided under the Licensed Mark for inspections, surveys, tests and reviews to assure conformance with the applicable Control Specifications; (ii) performance data in its control relating to the conformance of Classic Avaya Products with the applicable Control Specifications, and (iii) samples of marketing materials, product packaging, instruction and warranty materials that use the Licensed Mark. Any such data provided to Licensor shall be treated as proprietary information subject to the confidentiality provisions.
Licensor may independently conduct continuous customer satisfaction surveys to determine if Licensee is meeting the Control Specifications. Licensee shall cooperate with Licensor fully in the distribution of such surveys. Licensor shall, at the request of Licensee, provide Licensee with copies of customer surveys used by Licensor to determine if


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Licensee is meeting the Control Specifications.  If Licensee learns that it is not complying with any Control Specifications, it shall notify Licensor and the provisions of Article VII shall apply to such noncompliance.

      6.6 Sponsorship. Licensee shall not use the Licensed Mark to sponsor, endorse, or claim affiliation with any event, meeting, charitable endeavor or any other undertaking without obtaining the express written permission of Licensor. Any breach of this provision shall be deemed a Significant Breach by Licensee.

ARTICLE VII.  REMEDIES FOR NONCOMPLIANCE WITH CONTROL SPECIFICATIONS
              ------------------------------------------------------

      7.1 Initial Cure Period. If Licensor becomes aware that Licensee is not complying with any Control Specifications, Licensor shall notify Licensee in writing, setting forth, in reasonable detail, a written description of the noncompliance and any suggestions for curing such noncompliance. Licensee shall then have twenty (20) days after receipt of such notice (the "Initial Cure Period") to correct or submit to Licensor a written plan to correct such noncompliance.

      7.2 Second Cure Period. If noncompliance with the Control Specifications continues beyond the Initial Cure Period, Licensee and Licensor shall each promptly appoint a representative to negotiate in good faith actions that may be necessary to correct such noncompliance. The parties shall have twenty-five (25) days following the expiration of the Initial Cure Period (the "Second Cure Period") to agree on corrective actions.

      7.3 Noncompliance After Second Cure Period. If the noncompliance with the Control Specifications continues beyond the Second Cure Period, Licensee shall either: (i) cease offering Classic Avaya Products under the Licensed Mark until it can comply with the Control Specifications; or
(ii) be deemed to be in Significant Breach of this Amendment.

      7.4 Arbitration. In the event any dispute regarding compliance with Control Specifications continues beyond the Initial and Second Cure Periods described above, then either Licensor or Licensee may deliver to the other party an arbitration demand notice or pursue any other rights or remedies expressly contemplated hereby, notwithstanding its failure to deliver an arbitration demand notice. Any such arbitration shall be conducted in accordance with the Rules of the American Arbitration Association.

      7.5 Potential Injury to Persons or Property. Notwithstanding the foregoing, in the event that Licensor reasonably determines that any noncompliance creates a material threat of personal injury or injury to property of any third party, upon written notice thereof by Licensor to Licensee, Licensee shall either cease offering Classic Avaya Products under the Licensed Mark until it can comply with the Control Specifications, or be deemed to be in Significant Breach of this Amendment.

ARTICLE VIII.  PROTECTION OF LICENSED MARKS AND LICENSED TRADE DRESS
               -----------------------------------------------------

      8.1 Ownership and Rights. Licensee will not contest the validity of, and agrees not to challenge the ownership or validity of, the Licensed Mark. Licensee shall not disparage, dilute or adversely affect the validity of the Licensed Mark. Licensee agrees that any and all goodwill and other rights that may be acquired by the use of the Licensed Mark by Licensee shall inure to the sole benefit of Licensor. Licensee will not grant or attempt to grant a security interest in the Licensed Mark or this Amendment, or to record any such security interest in the United States Patent and Trademark Office or elsewhere, against any trademark application or registration belonging to Licensor. Licensee agrees to execute all documents reasonably requested by Licensor to effect further registration of, maintenance and renewal of the Licensed Mark, and recordal of the license relationship between Licensor and Licensee and recordal of Licensee as a Registered User. For purposes of this Amendment, Licensee shall not be considered a "related company" under the U.S. Trademark Act, 15 U.S.C. [SECTION] 1051 et seq.

      8.2 Similar Marks. Licensee further agrees not to register in any country any Mark resembling or confusingly similar to the Licensed Mark, and not to use the Licensed Mark or any part thereof as part of its corporate name, nor use any Mark confusingly similar, deceptive or misleading with respect to the Licensed Mark. Licensee further agrees not to use or register in any country any Mark similar to the Licensed Mark, or which dilutes the Licensed Mark. If any application for registration is, or has been, filed in any country by Licensee which relates to any Mark which, in the sole opinion of Licensor, is confusingly similar, deceptive or misleading with respect to the Licensed Mark, or which dilutes the Licensed Mark, Licensee shall, at Licensor's sole discretion, immediately abandon any such application or registration or assign it to Licensor. If Licensee uses any Mark which, in the sole opinion of Licensor, is confusingly similar, deceptive or misleading with respect to the Licensed Mark, or which


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dilutes the Licensed Mark, or if Licensee uses the Licensed Mark in connection with any product, or in connection with any service not specifically authorized hereunder, Licensee shall, immediately upon receiving a written request from Licensor, permanently cease such use.

      8.3 Infringement. In the event that Licensee learns of any infringement or threatened infringement of the Licensed Mark, or any unfair competition, passing-off or dilution with respect to the Licensed Mark, or any third party alleges or claims that either the Licensed Mark is liable to cause deception or confusion to the public, or is liable to dilute or infringe any right of such third party, Licensee shall immediately notify Licensor or its authorized representative giving particulars thereof, and Licensee shall provide necessary information and assistance to Licensor or its authorized representatives in the event that Licensor decides that proceedings should be commenced or defended. Licensor shall have exclusive control of any litigation, opposition, cancellation or related legal proceedings; provided Licensor shall indemnify and hold harmless Licensee from any costs or expenses, including reasonable attorney fees, arising out of such litigatory proceedings. The decision whether to bring, defend, maintain or settle any such proceedings shall be at the exclusive option and expense of Licensor, and all recoveries shall belong exclusively to Licensor. Licensee will not initiate any such litigation, opposition, cancellation or related legal proceedings in its own name, but, at Licensor's request and sole expense, agrees to be joined as a party in any action taken by Licensor to enforce its rights in the Licensed Mark. Nothing in this Amendment shall require or be deemed to require Licensor to enforce the Licensed Marks against others.

      8.4 Compliance With Laws. In the performance of this Amendment, Licensee shall comply with all applicable laws and regulations, including those laws and regulations particularly pertaining to the proper use and designation of Marks in the Licensed Territory. Should Licensee be or become aware of any applicable laws or regulations which are inconsistent with the provisions of this Amendment, Licensee shall promptly notify Licensor of such inconsistency. In such event, Licensor may, at its option, either waive the performance of such inconsistent provisions, or negotiate with Licensee to make changes in such provisions to comply with applicable laws and regulations.

ARTICLE IX.  TERMINATION
             -----------

      9.1 Breach by Licensee. Licensor may terminate this Amendment at any time in the event of a Significant Breach by Licensee. A "Significant Breach by Licensee" shall mean any event expressly specified in this Amendment to be a "Significant Breach," and any of the following (after exhaustion of any cure periods set forth in Article VII hereof to the extent such cure periods are applicable):

            (a) Licensee's use of any Mark (including the Licensed Mark) contrary to the provisions of this Amendment;

            (b) Licensee's use of the Licensed Mark in connection with any marketing materials, or the offering, marketing or provision of any Classic Avaya Product which fails to meet the standards set forth in the Control Specifications; provided, however, that the failure of a particular product to comply with the Control Specifications shall be grounds for termination only as to that product; and, further provided that continued use of the Licensed Mark by Licensee in connection with such product shall be grounds for termination of the Amendment as to all Classic Avaya Products;

            (c) Licensee's refusing or neglecting a request as provided in this Amendment by Licensor for access to Licensee's facilities or marketing materials;

            (d) Licensee's licensing, assigning, transferring, disposing of or relinquishing (or purporting to license, assign, transfer, dispose of or relinquish) any of the rights granted in this Amendment to others;

            (e) The bankruptcy or insolvency of Licensee or an Affiliate of Licensee;

            (f) Licensee's failure to obtain Licensor's permission to sponsor any undertaking as provided in Section 6.6 of this Amendment;

            (g)   Any material breach by Licensee of the Reseller
      Agreement, which breach is not cured within the applicable cure period, if any, as set forth in the Reseller Agreement.


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      9.2   Termination Obligations. In the event Licensor terminates this
Amendment pursuant to this Article:

            (a) Licensee shall, for a period of up to ninety (90) days from receipt of the first written notice of termination, continue to have use of the Licensed Mark and Licensed Trade Dress for the purpose of fulfilling existing customer orders, selling its remaining inventory and exhausting its supply of packaging materials containing such Licensed Mark and Trade Dress, then immediately cease all use of the Licensed Trade Mark and Licensed Trade Dress, except that Licensor, in its sole discretion, may allow Licensee to continue use of the Licensed Mark for a period of up to two (2) months as directed by Licensor;

            (b) Except as provided in section 9.2 (a), Licensee shall have no further rights under this Amendment.

      9.3 Either party has the right to terminate this Amendment, without cause, upon sixty (60) days prior written notice to the other party.

      9.4 Avaya may terminate this Amendment upon thirty (30) days prior written notice to ARS if: (i) ARS markets or sells Classic Avaya Products outside the Licensed Territory except as specifically permitted in Section 5.1; (ii) ARS fails to limit its marketing efforts to authorized locations or End-Users as defined in Section 1.7; (iii) ARS materially fails to provide End Users with forecasted stream of licensed products and to achieve levels of sales that comply with the Avaya ARS Product forecasts for the Area submitted pursuant to Section 11.0; (iv) ARS fails to provide payment in a reasonable time for reported sales to End Users; (v) there occurs any material change in the management or control of ARS; (vi) ARS sold or attempted to resell Classic Avaya Products to any third party other than an End User; (vii) ARS purchased unused products manufactured by Avaya from a source other than Avaya or an Avaya Authorized Distributor or sold or attempted to resell any unused products manufactured by Avaya that, if purchased through Avaya or an Avaya Authorized Distributor, would be Avaya Product under the Reseller Agreement; (viii) ARS misrepresented, by statement or by omission, ARS's authority to resell under this or any other written agreement with Avaya that is limited to specific Classic Avaya Products or services, by stating or implying, by use of an Avaya Mark or otherwise, that the authority granted in this or such other agreement applies to any Avaya product or service not covered by this or such other agreement, or (ix) ARS failed to comply with Avaya's guidelines for the proper use of Avaya's Marks.

      9.5 Except as otherwise provided in this Amendment, either party may terminate this Amendment upon thirty (30) days prior written notice if the other party has defaulted in the performance or has breached its obligations under this Amendment and such breach or default remains uncured for a period of twenty (20) business days following receipt of notice of such breach or default.

      9.6 Avaya may terminate this Amendment upon twenty-four (24) hours written notice if ARS has: (i) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; (ii) become involved in any liquidation or termination of its business; (iii) been involved in an assignment for the benefit of its creditors; (iv) remotely accessed PBX locations maintained by Avaya directly; (vii) activated software features without compensation to Avaya.

      9.7 Neither party shall be liable to the other on account of termination of this Amendment, either for compensation or for damages of any kind or character whatsoever, on account of the loss by Avaya or ARS of present or prospective profits on sales or anticipated sales, good will, or expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of ARS's business.

ARTICLE X.  INDEMNITIES
            -----------

      10.1 Except as provided in Section 10.2 below, Licensee shall defend, indemnify and hold Licensor harmless against all claims, suits, proceedings, costs, damages and judgments incurred, claimed or sustained by third parties, whether for personal injury or otherwise, arising from or in connection with Licensee's marketing, sale, lease or use of Classic Avaya Products bearing the Licensed Mark after the date of this Amendment to the extent such injury is caused by Licensee, and shall indemnify Licensor and each Indemnitee for all damages, losses, costs and expenses (including reasonable attorneys' fees) due to such use, sale, lease or marketing to the extent caused by Licensee and also for any improper or unauthorized use of the Licensed Mark by Licensee. The above indemnity


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obligation of Licensee will not apply to the extent any injury is caused by
Licensee's compliance with the Quality Control Specifications, Marketing Specifications or other written directives by Licensor to Licensee;

      10.2 Licensee shall notify Licensor, in writing, in the event that any third party claims, by suit, proceeding, action or otherwise, that Licensee's use of the Licensed Mark in connection with Classic Avaya Products as provided in this Amendment constitutes or amounts to a trademark, service mark or trade dress infringement, unfair competition or dilution, and, at Licensor's option, Licensee may be directed to tender the defense of such claims to Licensor. Licensor will indemnify and hold harmless Licensee against all claims, suits, proceedings, costs (including reasonable attorneys' fees), damages, and judgments incurred by Licensee as a result of such third party claims described above in this Section 10.2.

      10.3 In the event that Licensor becomes aware of a claim that it believes is or may be subject to indemnification under Section 10.1 above, it shall promptly give notice to Licensee of such claim. In order for a claim to be eligible for indemnification under Section 10.1, Licensee must receive such prompt notice of any claim. Licensee shall have the right to control the defense and possible settlement of any such claim, and the Licensor shall cooperate in connection with defense.

      10.4 In no event will either party have any liability to the other for any consequential or incidental damages in connection with this Amendment.

ARTICLE XI.  ARS FORECAST AND REPORTS
             ------------------------

      11.1 Upon execution of this Amendment, ARS shall submit to Avaya a forecast of total Classic Avaya Product sales to be made by ARS during the contract term. The forecast must specify, for each quarter, the total dollar sale volume (based on ARS prices to End Users).

      11.2 Avaya may reject any forecast submitted by ARS if, in Avaya's sole judgment, such forecast does not project either: (1) the level of Classic Avaya Product sales Avaya reasonably requires of ARS to achieve its marketing objectives in the Licensed Territory; or (2) a realistic assessment of ARS's potential successful marketing opportunities in the Licensed Territory during the forecast period. Avaya shall notify ARS in writing within thirty (30) days of receipt of ARS's forecast if Avaya has rejected such forecast or it will be deemed to have been accepted by Avaya.

      11.3 ARS shall submit the forecast of Avaya ARS Refurbished Product sales and actual Avaya ARS Refurbished Product installation data specified in Section 11.1 in a format specified by Avaya in the ARS Program
Guidelines.

ARTICLE XII.  NOTICES
              -------

All notices or other communications under this Amendment shall be in writing and shall be deemed to be duly given when (a) delivered in person, or (b) sent by telecopy, telegram or telex, or (c) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

      (i)  If to Licensor:     Channel/Contract Manager - ARS Program
                               Avaya Inc.
                               211 Mt. Airy Road
                               Basking Ridge. NJ  07920

                               with a copy to:
                               Trademark and Copyright Counsel
                               Avaya Inc.
                               211 Mt. Airy Road
                               Basking Ridge,  NJ 07920

      (ii)  If to Licensee:    George J. Taylor
                               Farmstead Telephone Group, Inc.
                               22 Prestige Park Circle
                               East Hartford, CT  06108


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Either party may, by notice to the other party, change the address to which such notices are to be given.

ARTICLE XIII.  COMPLIANCE WITH LAW
               -------------------

      13.1 General. Nothing in this Amendment shall be construed to prevent Licensor or Licensee from complying fully with all applicable laws and regulations, whether now or hereafter in effect. The construction, interpretation and performance of this Amendment shall be governed by the local laws of the State of New Jersey.

      13.2 Governmental Licenses, Permits and Approvals. Licensee, at its expense, shall be responsible for obtaining and maintaining all licenses, permits and approvals which are required by all governmental authorities with respect to this Amendment, and to comply with any requirements of such governmental authorities for the registration or recording of this Amendment. Licensee shall furnish to Licensor written evidence from such governmental authorities of any such licenses, permits, clearances, authorizations, approvals, registration or recording.

ARTICLE XIV.  TERM OF AGREEMENT
              -----------------

This Agreement shall commence upon the Effective Date for a period of one
(1) year and shall automatically renew year to year on the anniversary of the Effective Date unless a party gives written notice of its intent not to renew to the other party thirty (30) days in advance of the anniversary of the Effective Date or unless the Agreement is otherwise terminated as hereinafter provided..

ARTICLE XV.  LIMITATION OF LIABILITY; EXCLUSIVE REMEDIES; DISCLAIMER
             -------------------------------------------------------

      15.1  EXCLUSIVE REMEDIES; LIMITATIONS OF LIABILITY

            (a) For purposes of the exclusive remedies and limitations of liability set forth in this Section, each party shall be deemed to include its respective subsidiaries and affiliates and the directors, officers, employees, agents, representatives, subcontractors and suppliers of each of them; and "damages" shall be deemed to refer collectively to all injury, damage, loss or expense incurred;

            (b) Avaya's entire liability and ARS's exclusive remedies against Avaya for any damages caused under this Amendment, regardless of the form of action, whether in contract, tort including negligence, strict liability or otherwise shall be:

                  (i) For trademark, service mark, or trade dress infringement, unfair competition, or dilution, the remedies set forth in section 10.2;

                  (ii) For bodily injury or death to any person proximately caused by Avaya's negligence, the amount of proven direct damages; and

                  (iii) For any claims not set forth above, Avaya's
            liability shall be limited to direct damages that are proven, in an amount not to exceed the fees paid by ARS to Avaya for the affected Classic Avaya Product(s).

      15.2 DISCLAIMER. EXCEPT FOR ANY WARRANTIES EXPRESSLY MADE IN THIS AMENDMENT, AVAYA HEREBY DISCLAIMS ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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ARTICLE XVI.  ENTIRE AGREEMENT
              ----------------

The terms and conditions contained in this Amendment, together with the Reseller Agreement, supercede all prior oral and written understandings between the parties and constitute the entire and final agreement between them concerning the subject matter of this Amendment and shall not be contradicted, explained or supplemented by any course of dealing between Avaya or any of its affiliates and Licensee or any of its affiliates. This Amendment shall not be modified or amended except by a writing signed by an authorized representative of the party to be charged. An authorized representative is one who has the authority to execute this document or an assignee of that person.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

AVAYA INC.                             FARMSTEAD TELEPHONE GROUP, INC.

s/s PAMELA SEGARS                      s/s GEORGE J. TAYLOR, JR
-----------------------------          ------------------------------
Signed Name                            Signed Name

Pamela Segars                          George J. Taylor, J_______________
-----------------------------          ------------------------------
Typed or Printed Name                  Typed or Printed Name

Contract Manager                       CEO__________________________
-----------------------------          ------------------------------
Title                                  Title

November 10, 2003                      10-28-03
-----------------------------          ------------------------------
Date                                   Date


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